UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2011

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Empire Resorts, Inc. (the “Company”) is exploring the possibility of expanding its existing Monticello Casino and Raceway facility.  The Company has engaged the necessary professionals to commence the preliminary architectural, design and environmental work required to seek approval under New York State’s Environmental Quality Review Act (“SEQRA”) for such potential expansion.

The Company’s preliminary expansion plan consists of an entertainment and hospitality expansion (“Phase 1”) to Monticello Casino and Raceway with the goal of increasing its VGM revenues and offering additional amenities to its guests.  The Company’s preliminary plan contemplates a renovation of its existing gaming area and selected support space and the construction of a 200-room hotel, two restaurants, one of which will offer a fine dining option; covered and attached parking for 900 vehicles, a state of the art simulcast racing room located adjacent to the VGM gaming area of the facility and a 25,000 square feet multi-purpose function room to accommodate banquets, special events, small conferences, and live entertainment for up to 1,200 guests.  The Company’s longer term master plan for the site contemplates two additional phases of construction that would include two additional hotel towers of 200 rooms each, a spa, a year-round family entertainment attraction and additional food and beverage amenities.  The second and third phases of the expansion will be dependent on the success of the Phase 1 expansion.  Planning beyond Phase I is in the preliminary stages and will be addressed as part of our SEQRA work.

The Company is working with representatives from state and local governments to increase the feasibility of the expansion project.  The Company has no assurance that any governmental assistance will be made available to it or as to the amount or terms thereof.  The Company intends to seek funding for the Phase 1 expansion from private sector sources.  The form and terms of such financing are not currently known, nor whether such financing will be available to the Company at terms that are acceptable.

The implementation and completion of the Phase 1 expansion, as well as any other future expansions, are dependent on numerous factors, many of which are not in our control.  Such risks include but are not limited to the satisfaction of all SEQRA procedures, the availability of acceptable financing, receipt of assistance from state and local governments, cooperation from state and local governments regarding zoning and permitting, construction risks and increased competition.  The Company can provide no assurance that its plans can be successfully completed and, if completed, will provide the financial returns required to make the expansion successful.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: February 17, 2011	By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer